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Exhibit 99.1

Monday March 4, 8:37 am Eastern Time

Press Release

SOURCE: WJ Communications

WJ Communications Appoints Michael R. Farese, Ph.D. as Chief Executive Officer

Senior Executive has Over 30 Years Experience At Leading Telecommunications Companies

SAN JOSE, Calif.—(BUSINESS WIRE)—March 4, 2002—WJ Communications (Nasdaq:WJCI—news) today announced that it has appointed Michael R. Farese, Ph.D. as president and chief executive officer. Dr. Farese brings to WJ Communications over 30 years of telecommunications experience with an extensive background in wireless infrastructure and terminals at leading companies including Motorola, Ericsson, Nokia, ATT/Bell Labs and Tropian Inc. Farese joins WJ Communications' Board of Directors, replacing Mal Caraballo who has resigned from the Company.

"Mike's extensive telecommunications experience will be a tremendous asset to our company as WJ continues to establish itself as a leading supplier of wireless infrastructure semiconductors and integrated fiber optic components," said W. Dexter Paine, III, WJ Communications Chairman of the Board. "Mike has twice managed and helped build billion dollar communication businesses and led these units to profitability. He understands the needs of our customers and has a vision for growth in the future. We look forward to the contributions that Mike can make to our future growth and are pleased to have a manager of his experience and accomplishments to lead our company."

"WJ Communications' expertise in RF engineering and reputation for high quality is renowned throughout the wireless world and we have a real opportunity to become a premier provider of high function integrated semiconductors," added Farese. "I am excited about the opportunities at WJ and believe the Company has a truly exciting future."

Until recently, Farese was president and CEO of Tropian Inc., a Silicon Valley-based RF wireless semiconductor systems company that was named one of Red Herring's most influential 50 private companies in 2001. Prior to that, Farese was vice president & General Manager of Global Personal Networks at Motorola. He also has extensive management experience at a number of key customers of WJ Communications, including over five years at both Ericsson and Nokia and 14 years at AT&T.

Farese also serves on the Board of Directors of Communications Intelligence Corporation (Nasdaq:CICI—news). He holds a B.S.E.E. and Ph.D. from Rensselaer Polytechnic Institute and an M.S. in Electrical Engineering from Princeton University.

"We deeply appreciate all of Mal's hard work in building an effective management team and in helping the Company grow," continued Dexter Payne, III. "We thank him for all of his great contributions to WJ Communications and wish him well in the future."

WJ Communications, an ISO 9001-certified manufacturer headquartered in San Jose, designs, develops and manufactures innovative broadband communications products for current and next generation wireless communications networks and fiber optics. For more information visit http://www.wjcommunications.com.

        This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations and statements as to the Company's future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as "may," "will," "expects," "intends," "plans," "believes," "seeks," "could," and "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements.

The Company's actual results may differ materially from those projected in these forward-looking statements as result of a number of factors, including, but not limited to: technological innovation in the wireless and fiber optic communications markets, the availability and the price of raw materials and components used in the Company's products, the ultimate success of the change in management, the demand for wireless and fiber optic systems and products generally as well as those of our customers, the success of the Company's new product introductions and the Company's ability to expand its customer base, broaden its product offering and deepen its penetration into existing customers, general economic conditions including the global economic slowdown and such other factors as described from time to time in the Company's filings with the Securities & Exchange Commission. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

Contact:

WJ Communications
William Slakey, 408/577-6261 (Financial)
 bill.slakey@wj.com
or
the blueshirt group
Brinlea Johnson, 415/217-4963 (Investor Relations)
 brinlea@blueshirtgroup.com

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  Exhibit 99.1